SCHEDULE II

to the

CUSTODY AGREEMENT

Dated July 16, 2009, amended as of November 30, 2010 between each series of ADVISORSHARES TRUST listed herein on this Schedule II

and

THE BANK OF NEW YORK MELLON

AdvisorShares Trust Series:

Dent Tactical ETF

WCM / BNY Mellon Focused Growth ADR ETF

Mars Hill Global Relative Value ETF

Peritus High Yield ETF

Active Bear ETF

Cambria Global Tactical ETF

SiM Dynamic Allocation Diversified Income ETF

SiM Dynamic Allocation Growth Income ETF

Madrona Forward Domestic ETF

Madrona Forward International ETF

Madrona Forward Global Bond ETF